Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Compensation Deferral Plan of Pike Electric Corporation of our reports dated September 13, 2010 with respect to the consolidated financial statements and schedule of Pike Electric Corporation, and the effectiveness of internal control over financial reporting of Pike Electric Corporation, included in its Annual Report on Form 10-K for the year ended June 30, 2010 filed with the Securities Exchange Commission.

/s/ Ernst & Young LLP
Greensboro, North Carolina
February 25, 2011